 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 20, 1997
                                                       REGISTRATION NO. 333-1664
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                              AMENDMENT NO. 4
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------
                            NISSAN AUTO RECEIVABLES
                              1997-A GRANTOR TRUST
           (IN WHICH THE CERTIFICATES REPRESENT UNDIVIDED INTERESTS)

                               ----------------
                      NISSAN AUTO RECEIVABLES CORPORATION
                   (ORIGINATOR OF THE TRUST DESCRIBED HEREIN)
         DELAWARE                    9999                     33-0479655
                               (PRIMARY STANDARD          (IRS EMPLOYER NO.)
      (STATE OR OTHER             INDUSTRIAL
      JURISDICTION OF         CLASSIFICATION CODE
     INCORPORATION OR               NUMBER)
       ORGANIZATION)

                               ----------------
                              990 W. 190TH STREET
                           TORRANCE, CALIFORNIA 90502
                                 (310) 719-8013
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------
                                JOY CROSE, ESQ.
                      NISSAN AUTO RECEIVABLES CORPORATION
                              990 W. 190TH STREET
                           TORRANCE, CALIFORNIA 90502
                                 (310) 719-8024
                (NAME, ADDRESS INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                   COPIES TO:
           DANIEL METTE, ESQ.                      DAVID MERCADO, ESQ.
       WEIL, GOTSHAL & MANGES LLP                CRAVATH, SWAINE & MOORE
            767 FIFTH AVENUE                        825 EIGHTH AVENUE
        NEW YORK, NEW YORK 10153                NEW YORK, NEW YORK 10019
             (212-310-8000)                          (212-474-1000)

                               ----------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [_]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                   PROPOSED
                                                   MAXIMUM      PROPOSED
                                                   OFFERING      MAXIMUM        AMOUNT OF
            TITLE OF SECURITIES    AMOUNT TO BE     PRICE       AGGREGATE      REGISTRATION
             BEING REGISTERED       REGISTERED     PER UNIT  OFFERING PRICE        FEE
--------------------------------------------------------------------------------------------
Asset Backed Certificates,
Class A........................    $755,564,579    100%(1)    $755,564,579    $229,000.76(2)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee.

(2) Of this amount, $229,000.76 has been previously paid.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

Securities and Exchange Commission fee............................. $228,958.96
Rating agency fees.................................................  210,000.00
Printing expenses..................................................   50,000.00
Accountants' fees..................................................   50,000.00
Fees and expenses of Trustee.......................................   10,000.00
Blue Sky fees and expenses.........................................   10,000.00
Legal fees and expenses............................................  125,000.00
Miscellaneous expenses.............................................    4,041.04
                                                                    -----------
  Total............................................................ $688,000.00
                                                                    ===========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Set forth below are certain provisions of law and of the Certificate of Incor-poration of Nissan Auto Receivables Corporation. The general effect of such provisions is to provide indemnification to officers and directors of such cor-poration for actions taken in good faith. In addition, set forth below are the indemnification provisions of the Underwriting Agreement.

Section 145 of the General Corporation Law of Delaware provides as follows:

145. Indemnification of Officers, Directors, Employees and Agents; Insurance--

  (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed ac-tion, suit or proceeding, whether civil, criminal, administrative or inves-tigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partner-ship, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or pro-ceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presump-tion that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

  (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed ac-tion or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, em-ployee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corpo-ration, partnership, joint venture, trust or other enterprise against ex-penses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indem-nification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circum-stances of the case, such person is fairly and reasonably entitled to indemnity for such ex-penses which the Court of Chancery or such other court shall deem proper.

  (c) To the extent that a director, officer, employee or agent of a corpora-tion has been successful on the merits or otherwise in defense of any ac-tion, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and rea-sonably incurred by him in connection therewith.

  (d) Any indemnification under subsections (a) and (b) of this section (un-less ordered by a court) shall be made by the corporation only as autho-rized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quo-rum is not obtainable, or, even if obtainable a quorum of disinterested di-rectors so directs, by independent legal counsel in a written opinion, or
  (3) by the stockholders.

  (e) Expenses (including attorney's fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertak-ing by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including at-torney's fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appro-priate.

  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed ex-clusive of any other rights to which those seeking indemnification or ad-vancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

  (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partner-ship, joint venture, trust or other enterprise against any liability as-serted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

  (h) For purposes of this section, references to "the corporation" shall in-clude, in addition to the resulting corporation, any constituent corpora-tion (including any constituent of a constituent) absorbed in a consolida-tion or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of an-other corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the re-sulting or surviving corporation as he would have with respect to such con-stituent corporation if its separate existence had continued.

  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; reference to "fines" shall include any ex-cise taxes assessed on a person with respect to any employee benefit plan; and reference to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its partici-pants or beneficiaries; and a person who acted in good faith and in a man-ner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this section.

  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, offi-cer, employee or agent and shall inure to the benefit of their heirs, exec-utors and administrators of such a person.

Article Five of the Certificate of Incorporation of Nissan Auto Receivables Corporation provides as follows:

  "(a) A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fidu-ciary duty as a director, except for liability

    (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,

    (ii) for acts or omissions not in good faith or which involve inten-tional misconduct or a knowing violation of law,

    (iii) under Section 174 of the Delaware General Corporation Law or

    (iv) for any transaction from which the director derived an improper personal benefit.

  If the Delaware General Corporation Law is amended after approval by the stockholders of this Article Five to authorize corporate action further eliminating or limiting the personal liability of directors, then the lia-bility of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation law, as so amended.

  (b) Any repeal or modification of paragraph (a) of this Article Five by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

  (c) (i) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "pro-ceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partner-ship, joint venture, trust or other enterprise, including service with re-spect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same ex-ists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys' fees, amounts paid or to be paid in settlement and excise taxes imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) simi-lar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subparagraph (c)(ii) of this Article Five) only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this subpara-graph (c)(i) of Article Five shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a di-rector or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corpo-ration of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be deter-mined that such director or officer is not entitled to be indemnified under this subparagraph (c)(i) of Article Five or otherwise.

  (ii) If a claim which the corporation is obligated to pay under subpara-graph (c)(i) of this Article Five is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prose-cuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertak-ing, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible un-der the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (in-cluding its Board of Directors, independent legal counsel or its stockhold-
  ers) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has not met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corpo-ration (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

  (iii) The provisions of this paragraph (c) of Article Five shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this paragraph (c) of Article Five should be found to be in-valid or ineffective in any proceeding, the validity and effect of the re-maining provisions shall not be affected.

  (iv) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (c) of Article Five shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

  (v) The corporation may maintain insurance, at its expense, to protect it-self and any director, officer, employee or agent of the corporation or an-other corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liabil-ity or loss under the Delaware General Corporation Law.

  (vi) The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in ad-vance of its final disposition, to any agent of the corporation to the fullest extent of the provisions of this paragraph (c) of Article Five with respect to the indemnification and advancement of expenses of directors, officers and employees of the corporation."

Section 7 of the Underwriting Agreement provides as follows:

  (a) The Seller shall indemnify and hold each Underwriter harmless against any losses, claims, damages or liabilities, joint or several to which such Underwriter may become subject, under the Securities Act of 1933, as amended (the "Securities Act"), or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably in-curred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are in-curred; provided, however, that the Seller will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Seller by any Underwriter through J.P. Morgan Securities Inc., as representative of the several Underwriters (the "Representative"), specifically for use therein; and provided, further, that the Seller shall not be liable to any Under-writer or any person controlling any Underwriter under the indemnity agree-ment in this subsection (a) with respect to any of such documents to the extent that any such loss, claim, damage or liability of the Underwriters or such controlling person results from the fact that such Underwriter sold the Class A Certificates to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Pro-spectus or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference), whichever is most recent, if the Seller has previously furnished copies thereof to such Underwriter.

  (b) Each Underwriter shall indemnify and hold harmless the Seller against any losses, claims, damages or liabilities to which the Seller may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Seller by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Seller in connection with investigating or defending any such action or claim as such expenses are incurred.

  (c) If any suit, action, proceeding (including any governmental or regula-tory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing of the commencement thereof, but the omission to so notify the Indemnifying Party will not relieve it from any liability which it may have to any Indemnified Party otherwise than under such preceding paragraphs. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commence-ment thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Indem-nifying Party similarly notified, to assume the defense thereof, with coun-sel satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party) and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof and after acceptance by the In-demnified Party of counsel, the Indemnifying Party will not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the de-fense thereof other than reasonable costs of investigation. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indem-nified Party shall have mutually agreed to the contrary or (ii) the Indem-nifying Party has elected to assume the defense of such proceeding but has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person. It is understood that the Indemnifying Party shall not, with respect to any action brought against any Indemnified Par-ty, be liable for the fees and expenses of more than one firm (in addition to any local counsel) for all Indemnified Parties, and that all such fees and expenses shall be reimbursed within a reasonable pe-riod of time as they are incurred. Any separate firm appointed for the Un-derwriters and such control persons of Underwriters in accordance with this subsection (c) shall be designated in writing by the Representative, and any such separate firm appointed for the Seller, its directors, its offi-cers who sign the Registration Statement and such control persons of the Seller in accordance with this subsection (c) shall be designated in writ-ing by the Seller. The Indemnifying Party shall not be liable for any set-tlement of any proceeding effected without its written consent, but if set-tled with such consent, with respect to an action which the Indemnifying Party was notified of and had the opportunity to participate in (whether or not it chose to so participate), the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the fourth sentence of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Party of the aforesaid request and during such 60 day period, the Indemnifying Party has not responded thereto and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the In-demnified Party, effect any settlement of any pending or threatened pro-ceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such In-demnified Party from all liability on claims that are the subject matter of such proceeding.

  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an Indemnified Party under the subsection (a) or (b) above, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative benefits re-ceived by the Seller on the one hand and the Underwriters on the other from the offering of the Class A Certificates. If, however, the allocation pro-vided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Seller on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Seller on the one hand and the Underwrit-ers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Seller bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a ma-terial fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or by the Underwriters and the parties' relative intent, knowledge, access to information and opportu-nity to correct or prevent such untrue statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to above in this subsection (d) shall be deemed to in-clude any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Class A Certificates underwritten by it and distributed to the public were of-fered to the public exceeds the amount of any damages which such Under-writer has otherwise been required to pay by reason of such untrue or al-leged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Under-writers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

  (e) The obligations of the Seller under this subsection shall be in addi-tion to any liability which the Seller may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obliga-tions of the Underwriters under this subsection shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Seller, to each officer of the Seller who has signed the Registration Statement and to each person, if any, who controls the Seller within the meaning of the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Not Applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

      1.1 --Form of Underwriting Agreement.**
      3.1 --Certificate of Incorporation of the Seller (filed as Exhibit 3.1 to the Seller's Registration Statement on Form S-1, No. 33-47413).*
      3.2 --By-Laws of the Seller (filed as Exhibit 3.2 to the Seller's
           Registration Statement on Form S-1, No. 33-47413).*
      4.1 --Form of Pooling and Servicing Agreement among the Seller, the
           Servicer, Nissan Motor Acceptance Corporation and the Trustee.**
      4.2 --Form of Custody and Pledge Agreement between the Seller and the Custodian.**
      5.1 --Opinion of Weil, Gotshal & Manges LLP with respect to legality.**
      8.1 --Opinion of Weil, Gotshal & Manges LLP with respect to tax matters.
     10.1 --Form of Purchase Agreement between NMAC and the Seller.**
     10.2 --Form of Yield Supplement Agreement among the Seller, the Servicer and the Class A Agent.**
     23.1 --Consent of Weil, Gotshal & Manges LLP (included as part of Exhibit
           5.1).**
     23.2 --Consent of Weil, Gotshal & Manges LLP (included as part of Exhibit
           8.1).

--------

  * Incorporated by reference.

 ** Previously filed.

  (b) Financial Statement Schedules:

    Not applicable.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such de-nominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or other-wise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for in-demnification against such liabilities (other than the payment by the regis-trant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been set-tled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as ex-pressed in the Act and will be governed by the final adjudication of such is-sue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this reg-istration statement in reliance upon Rule 430A and contained in a form of pro-spectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) un-der the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT #4 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF TORRANCE AND STATE OF CALIFORNIA, ON THE 20TH DAY OF OCTOBER 1997.

                                         Nissan Auto Receivables Corporation

                                                  /s/ Yoichiro Nagashima
                                         By:___________________________________
                                             (YOICHIRO NAGASHIMA, PRESIDENT
                                              AND CHAIRMAN OF THE BOARD OF
                                                       DIRECTORS)

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT #4 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

             SIGNATURES                      TITLE                 DATE

       /s/ Yoichiro Nagashima         President, Chairman
------------------------------------   of the Board of         October 20,
         YOICHIRO NAGASHIMA            Directors and            1997
                                       Director
                                       (principal
                                       executive officer)

         /s/ Katsumi Ishii            Treasurer,
------------------------------------   Assistant               October 20,
           KATSUMI ISHII               Secretary and            1997
                                       Director
                                       (principal
                                       financial officer
                                       and principal
                                       accounting
                                       officer)

          /s/ Joy M. Crose            Secretary and
------------------------------------   Director                October 20,
            JOY M. CROSE                                        1997

                                 EXHIBIT INDEX

 EXHIBIT
 NO.                               DESCRIPTION                             PAGE
 -------                           -----------                             ----
     1.1 --Form of Underwriting Agreement.**
     3.1 --Certificate of Incorporation of the Seller (filed as Exhibit
          3.1 to the Seller's Registration Statement on Form S-1, No.
          33-47413).*
     3.2 --By-Laws of the Seller (filed as Exhibit 3.2 to the Seller's
          Registration Statement on Form S-1, No. 33-47413).*
     4.1 --Form of Pooling and Servicing Agreement among the Seller, the
          Servicer, Nissan Motor Acceptance Corporation and the
          Trustee.**
     4.2 --Form of Custody and Pledge Agreement between the Seller and the Custodian.**
     5.1 --Opinion of Weil, Gotshal & Manges LLP with respect to legality.**
     8.1 --Opinion of Weil, Gotshal & Manges LLP with respect to tax matters.
    10.1 --Form of Purchase Agreement between NMAC and the Seller.**
    10.2 --Form of Yield Supplement Agreement among the Seller, the
          Servicer and the Class A Agent.**
    23.1 --Consent of Weil, Gotshal & Manges LLP (included as part of
          Exhibit 5.1).**
    23.2 --Consent of Weil, Gotshal & Manges LLP (included as part of
          Exhibit 8.1).

--------

 * Incorporated by reference.

** Previously filed.